UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2024 (December 5, 2024).

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	001-41654	20-2675800
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1340 Reynolds Avenue, Unit 120

Irvine, CA 92614

(Address of principal executive offices)

Phone: (949) 273-4990

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CETY	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2024, Clean Energy Technology, Inc., a Nevada corporation (the “Company”), entered into an equity purchase agreement (the “Equity Line of Credit Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (the “Investor”), pursuant to which the Investor agreed to provide an equity line of up to Five Million Dollars ($5,000,000) (the “Maximum Commitment Amount”) to the Company, whereby the Company has the right, but not the obligation, at any time and from time to time during the 24 months from the date of the Equity Line of Credit Agreement (the “Commitment Period”), to issue a notice to the Investor (each a “Put Notice”) which shall specify the amount of registered and freely tradable shares of Common Stock of the Company, par value $0.001 per share (the “Put Shares”), that the Company elects to sell to the Investor (each a “Put”), up to an aggregate amount equal to the Maximum Commitment Amount.

The purchase price per Put Share shall mean 95% of the lowest traded price of the Company’s Common Stock on any trading day during the pricing period, and the pricing period for each Put will be the 3 trading days immediately after receipt of the Put Shares by the Investor. Each Put Notice shall direct the Investor to purchase Put Shares (i) in a minimum amount not less than $5,000.00 and (ii) in a maximum amount up to $250,000, provide further that the number of Put Shares in each respective Put shall not exceed 20% of the average trading volume of the Company’s Common Stock during the 5 trading days immediately preceding the date of the Put Notice. There shall be a 1 trading day period between the receipt of the Put Shares and the next Put Notice, subject to acceleration upon a “Volume Event” where the trading volume of the Company’s Common Stock on a trading day exceeds 300% of the total Put Shares of the immediately prior Put Notice.

The Company agreed to issue 50,000 shares of Common Stock (the “Commitment Shares”) to the Investor as the “commitment fee” for the Equity Line of Credit Agreement. In addition, the Company issued a purchase warrant (the “Warrant”) to the Investor on December 5, 2024, pursuant to which the Investor is entitled to purchase from the Company 500,000 shares of Common Stock (the “Warrant Shares”) during the period commencing on the issuance date of the Warrant and ending on 5:00 p.m. eastern standard time on the two-year anniversary thereof, at an initial exercise price of $2.00 per share, subject to customary anti-dilution adjustments and a beneficial ownership limitation of 4.99% of the Investor and its affiliates. The Company further agreed that if it issues shares of Common Stock for a consideration per share (or grants options with an exercise price or issues convertible securities with a conversion price) less than a price equal to the exercise price in effect immediately prior to such issuance, then the exercise price of the Warrant shall be reduced to an amount equal to that consideration per share (or exercise price or conversion price).

Pursuant to the registration rights agreement (the “Registration Rights Agreement”) entered into by the Company and the Investor on December 5, 2024 in connection with the Equity Line of Credit Agreement, the Company agreed to use reasonable best efforts to, within forty-five (45) calendar days from the date of the Registration Rights Agreement, file with the SEC an initial registration statement covering (i) all of the Put Shares issuable under the Equity Line of Credit Agreement, (ii) the Warrant Shares, and (iii) the Commitment Shares (collectively, the “Registrable Securities”) so as to permit the resale of such securities by the Investor. The Company shall use reasonable best efforts to have the Registration Statement declared effective by the SEC within ninety (90) calendar days from the date of the Registration Rights Agreement. The Company shall keep the registration statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the date on which the Investor shall have sold all the Registrable Securities and the Maximum Commitment Amount has been drawn down by the Company.

The foregoing description of the Equity Line of Credit Agreement, the Warrant and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Line of Credit Agreement, the Warrant and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 to 10.3 to this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. As described in Item 1.01, the Company issued to the Investor (i) Commitment Shares and (ii) Warrant, each of which issuances are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	The Equity Line of Credit Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P., dated December 5, 2024.
10.2	The Warrant granted by Clean Energy Technologies, Inc. to Mast Hill Fund, L.P., dated December 5, 2024.
10.3	The Registration Rights Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P., dated December 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Energy Technologies, Inc.

By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer

Date:	December 11, 2024